                                                                     EXHIBIT 4.2

                             TABLE OF WARRANTS TO PURCHASE COMMON STOCK
                               SERIES E 6% CONVERTIBLE PREFERRED STOCK

------------------------------------------------------------------------------------------
INVESTOR NAME                                             NUMBER OF WARRANT SHARES
------------------------------------------------------------------------------------------
Wayne Mills                                                       106,250
------------------------------------------------------------------------------------------
Gulfstream Financial Partners                                      80,000
------------------------------------------------------------------------------------------
The Shaar Fund, Ltd.                                               35,000
------------------------------------------------------------------------------------------
Celeste Trust Reg.                                                 25,000
------------------------------------------------------------------------------------------
Esquire Trade and Finance, Inc.                                    25,000
------------------------------------------------------------------------------------------
Richard Lockwood                                                   30,000
------------------------------------------------------------------------------------------
Wyncrest Capital, Inc.                                             15,000
------------------------------------------------------------------------------------------
Celeste Trust Reg.                                                 25,000
------------------------------------------------------------------------------------------
Esquire Trade & Finance, Inc.                                      25,000
------------------------------------------------------------------------------------------